                                                                   EXHIBIT 10.35

                          TRANSITION SERVICES AGREEMENT

         THIS TRANSITION SERVICES AGREEMENT ("Services Agreement") is made as of the 20th day of December, 2002, by and between (i) Ultrak, Inc., a Delaware corporation ("Seller"), and each of the other Seller Entities (as defined below), and (ii) Pittway Corporation, a Delaware corporation ("Buyer") and wholly-owned subsidiary of Honeywell International Inc., a Delaware corporation ("Honeywell"), and each of the other Buyer Entities (as defined below).

         Seller and Honeywell have entered into an Asset Purchase Agreement dated as of August 8, 2002 (as amended to date, the "Asset Purchase Agreement"), pursuant to which Seller and certain of the Seller Entities are selling the Purchased Assets to Honeywell and certain of its Affiliates on the date hereof.

         Seller and Buyer desire to enter into this Services Agreement pursuant to which the Seller Entities will provide certain transition services to the Buyer Entities on the terms and conditions set forth herein.

         In consideration of the mutual undertakings contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

            1.1 Definitions Incorporated. All capitalized terms not otherwise defined in this Services Agreement shall have the respective meanings ascribed to them in the Asset Purchase Agreement.

            1.2 Additional Definitions. Unless the context otherwise requires, the following terms, and their singular or plural, used in this Services Agreement shall have the respective meanings set forth below:

                (a) "Acquired Business" means the Business as defined in the Asset Purchase Agreement.

                (b) "Buyer" shall have the meaning set forth in the preamble to this Services Agreement.

                (c) "Buyer Entities" means, collectively, Buyer and its Affiliates.

                (d) "Confidential Information" shall have the meaning set forth in Section 7.1 of this Services Agreement.

                (e) "Party" or "Parties" means each of the entities set forth on the signature pages to this Services Agreement.

                (f) "Person" means an individual, partnership, corporation, trust, unincorporated association, or other entity or association.

                (g) "Provider" means the particular Seller Entity providing Services pursuant to this Services Agreement.

                (h) "Recipient" shall mean the particular Buyer Entity receiving Services pursuant to this Services Agreement.

                (i) "Seller" shall have the meaning set forth in the preamble to this Services Agreement.

                (j) "Seller Entities" means, collectively, Seller and the entities Affiliated with Seller.

                (k) "Services" means the transition services set forth in Schedule A hereto and any additional services agreed to by the Parties pursuant to Section 2.2.

                (l) "Term" shall have the meaning set forth in Section 4.1 of this Services Agreement.

                Other terms are used as defined elsewhere herein.

                                    ARTICLE 2

                                    SERVICES

         2.1 Services. Pursuant to the terms of this Services Agreement, during the Term, the Seller Entities agree to provide, or cause to be provided, to the Buyer Entities the Services.

         2.2 Other Services. The Services provided under this Services Agreement shall be consistent in all material respects (including, but not limited to, quality, scope and functionality) with the services provided to the Acquired Business prior to the Closing Date. If, after the execution of this Services Agreement, the Parties determine that a service provided by or to the Acquired Business as conducted by Sellers prior to the Closing Date was inadvertently omitted from Schedule A to this Services Agreement, then the Parties shall negotiate in good faith to attempt to agree to the terms and conditions upon which any such additional services would be added to Schedule A to this Services Agreement, it being agreed that the charges for such services should be determined on a basis consistent with the methodology for determining the initial prices for Services described in Section 3.2 below.

                                    ARTICLE 3

                                  COMPENSATION

         3.1 Compensation for Services. Subject to Section 3.3, the compensation for the Services for the duration of the Term shall be as set forth on Schedule A.

         3.2 Pricing Methodology. The Parties hereby acknowledge and agree that as of the date hereof the initial prices set forth on Schedule A hereto with respect to any Service represent amounts which the Parties agree (i) will be sufficient to cover the Provider's reasonable estimate of its actual costs incurred in the provision of such Service to the Recipient and (ii) shall be consistent with past practice or the historical pricing methodology that the Provider used in charging its Affiliates for comparable services or, if no such past practice or historical pricing methodology exists, as the Parties may otherwise reasonably agree.

         3.3 Terms of Payment; Dispute Resolution.

                (a) Invoices. Except as expressly provided otherwise herein, Providers shall invoice Recipients monthly in arrears for the Services provided under this Services Agreement. Payment shall be made by Recipients within 30 days after the date of any invoice.

                (b) Payment. All amounts due for Services rendered pursuant to this Services Agreement shall be billed and paid in the currency in which the rate for such Service is quoted, as stated herein or as shown on Schedule A hereto.

                (c) Dispute Resolution. If there is a dispute between any Recipient and any Provider regarding the amounts shown as billed to such Recipient on any invoice, such Provider shall furnish to such Recipient reasonable documentation to substantiate the amounts billed including, but not limited to, listings of the dates, times and amounts of the services in question where applicable and practicable. Upon delivery of such documentation, such Recipient and such Provider shall cooperate and use their best efforts to resolve such dispute among themselves. If such disputing Parties are unable to resolve their dispute within thirty (30) calendar days of the initiation of such procedure, and such Recipient believes in good faith and with a reasonable basis that the amounts shown as billed to such Recipient are inaccurate or are otherwise not in accordance with the terms of this Services Agreement, then such Recipient shall have the right, at its own expense, to commence arbitration in accordance with Section 8.1 of this Services Agreement.

                                    ARTICLE 4

                              TERM AND TERMINATION

         4.1 Term. Except as expressly provided otherwise in this Services Agreement, or with respect to specific Services as indicated on Schedule A hereto, the term of this Services Agreement shall be for 180 days commencing at the Effective Time (the "Initial Term"). Upon mutual written agreement of the Parties, the Initial Term may be extended for an additional period of up to 180 days at the request of a Recipient by written notice from such Recipient to its Provider, with copies to Seller and Buyer; any such written request shall be made at least 30 days prior to the expiration of the Initial Term (the Initial Term plus any extension thereof may be referred to herein as the "Term"). The obligation of any Recipient to make a payment for services previously rendered shall not be affected by the expiration of the Term or any termination of this Services Agreement pursuant to Section 4.2 and shall continue until full payment is made.

         4.2 Termination of Individual Services. Notwithstanding anything to the contrary contained herein or in Schedule A hereto, a Recipient may terminate at any time during the Term any individual Service provided under this Services Agreement on a service-by-service basis (and/or location-by-location basis where an individual service is provided to multiple locations of a Recipient) upon written notice to the Provider identifying the particular Service (or location) to be terminated and the effective date of termination, which date shall not be less than 20 days after receipt of such notice unless the Provider otherwise agrees. Effective upon the termination of such Service, an appropriate reduction will be made in the fees charged to such Recipient.

                                    ARTICLE 5

                                CERTAIN COVENANTS

         5.1 Points of Contact. Each Provider and Recipient shall name an individual who shall serve as a point of contact and each point of contact shall be deemed added to Schedule A hereto. Each point of contact shall be responsible for the implementation of this Services Agreement between the respective Provider and its Recipient, including resolution of any issues which may arise during the performance hereunder on a day-to-day basis.

         5.2 Cooperation; Reasonable Care.

                (a) The Parties will cooperate (using reasonable commercial efforts) to effect a smooth and orderly transition of the Services provided hereunder from the Providers to the respective Recipients including, without limitation, the separation of the Acquired Business from the Excluded Businesses; provided, however, that this Section 5.2 shall not require any Party hereto to incur any out-of-pocket expenses unless and except as expressly provided otherwise herein.

                (b) Each Provider shall perform the Services that it is required to provide to its respective Recipient(s) under this Services Agreement with reasonable skill and care and shall use at least that degree of skill and care that it would exercise in similar circumstances in carrying out its own business. Each Provider shall take necessary measures to protect the respective Recipient's data that is processed by such Provider from destruction, deletion or unauthorized change; provided, however, that a Provider shall be deemed to have satisfied this obligation if the measures taken to protect and recover Recipient's data are equivalent to what the Provider uses in carrying out such Provider's own business.

         5.3 Migration Projects. At the end of the Term, each Provider will provide the respective Recipient with reasonable support necessary to transition the Services, which may include (a) consulting, (b) training, (c) providing reasonable access to data and other information in Provider's standard format and medium (whether electronic or otherwise) and (d) reasonable access to Provider's employees. Recipient shall bear any costs incurred as a result of requests by Recipient for services, data elements, data manipulation or data production/processing schedules that differ from Provider's standard internal practices and policies (all such data, activities or requests are hereinafter referred to as "Project Work"). Where required for transitioning the Services, the Recipient's employees or approved representatives will be granted reasonable access to the respective Provider's facilities during normal business hours. Certain Project Work may be out-sourced to external service partners (including those involving conversion programs or other programming, or extraordinary management supervision and/or coordination). The Recipient shall pay Provider's actual costs incurred in connection with all Project Work, whether performed by Provider's personnel or external service providers. Prior to commencing any Project Work, Provider shall provide Recipient with an estimate of the cost and scope of such Project Work to be mutually approved by Seller and Buyer.

         5.4 Further Assurances. From time to time after the date hereof, without further consideration, each Party shall execute and deliver such formal license agreements as another Party may reasonably request to evidence any license provided for herein or contemplated hereby.

         5.5 Certain Disbursements/Receipts. The Parties hereto contemplate that, from time to time on or after the Closing Date, the Seller Entities or their Affiliates (each a "Seller Party" and collectively, the "Seller Parties") and/or the Buyer Entities (each a "Buyer Party" and collectively, the "Buyer Parties") (any such party, the "Paying Party"), as a convenience to another Buyer Party or Seller Party, as the case may be (the "Responsible Party"), in connection with the transactions contemplated by this Services Agreement or the Asset Purchase Agreement, may make certain payments that are properly the responsibility of the Responsible Party (whether pursuant to the Asset Purchase Agreement, this Services Agreement, any other agreement contemplated thereby) (any such payment made, a "Disbursement"). Similarly, from time to time on or after the Closing Date, Seller Parties and/or Buyer Parties (any such party, the "Receiving Party") may receive from third parties certain payments to which another Buyer Party or Seller Party, as the case may be, is entitled (any such Party, the "Other Party", and any such payment received, a "Receipt"). Accordingly, with respect to Disbursements and Receipts, the Parties hereto agree as follows:

                (a) Disbursements.

                  (i) For Disbursements made by check, the Responsible Party will reimburse the Paying Party within seven business days after written notice of such Disbursement has been given to the Responsible Party.

                  (ii) In case of a Disbursement by wire, if written notice has been given by 2 p.m. of the Responsible Party's local time at least one business day prior to the payment of such Disbursement, the Responsible Party shall reimburse the Paying Party for the amount of such payment (in the local currency equivalent paid by the Paying Party) on the date the Disbursement is made by the Paying Party. If notice as provided above has not been given prior to the payment of such Disbursement, the Responsible Party shall reimburse the Paying Party for the amount of such payment (in the local currency equivalent paid by the Paying Party) within one business day after receipt by the Responsible Party of such notice from the Paying Party.

                  (iii) A Paying Party shall provide such supporting documentation regarding Disbursements for which it is seeking reimbursement as the Responsible Party may reasonably request.

                (b) Receipts. A Receiving Party shall remit Receipts to the Other Party (in the same currency as such payment is received) within one business day of receipt thereof.

                (c) Certain Exceptions. Notwithstanding anything to the contrary set forth above, if, with respect to any particular transaction(s), it is impossible or impracticable under the circumstances to comply with the procedures set forth in subsections (a) and (b) of this Section 5.5 (including the time periods specified therein), the Parties will cooperate to find a mutually agreeable alternative that will achieve substantially similar economic results from the point of view of the Paying Party or the Other Party, as the case may be; including the paying of interest at the rate set forth in Section 1.3(d) of the Asset Purchase Agreement by the Paying Party to the Other Party for the period of time starting on the date such payment was due and ending on the date such payment is made such that the Paying Party will not incur any material interest expense or the Other Party will not be deprived of any material interest income; provided, however, that if a Receiving Party cannot comply with the procedures set forth in subsection (b) of this Section because it does not become aware of a Receipt on behalf of the Other Party in time (e.g. because of the commingling of funds in an account), such Receiving Party shall remit such Receipt without interest thereon to the Other Party within one business day after it becomes aware of such Receipt.

         5.6 Collection of Receivables. Accounts receivable collected by any Seller Entity as part of the Services shall be remitted weekly in arrears to an account designated by the Recipient set forth on Schedule A hereto such Service. If some trade receivables of the Acquired Business are retained by the Seller Entities either as owner or as collection agent, the Buyer Entities agree to collect such trade receivables on Seller's behalf using the same degree of care and diligence as if such receivables were their own.

         5.7 No Implied Duties. No Seller Entity or Provider shall have any implied duties or obligations arising from this Services Agreement except as may be expressly set forth herein.

                                    ARTICLE 6

                                    INDEMNITY

         6.1 Indemnity.

                (a) The Seller Entities (jointly and severally) will each indemnify and hold harmless the Buyer Entities, their agents, employees and invitees, against all liabilities, claims, losses, damages, death or personal injury of whatever nature or kind, arising out of their performance of Services or other obligations under this Services Agreement or the entry of their agents, employees or invitees onto the premises of the other, to the extent occasioned by the willful misconduct or grossly negligent actions or omissions of the Seller Entities or their agents, employees or invitees.

                  (b) Notwithstanding the foregoing, no Party shall be entitled to any damages with respect to lost profits or consequential damages or punitive damages with respect to the performance by any other Party under this Services Agreement.

                                    ARTICLE 7

                                 CONFIDENTIALITY

         7.1 Obligations. With respect to any information disclosed by one Party to another Party for the purpose of this Services Agreement or otherwise accessible to such other Party during the performance hereunder ("Confidential Information"), the receiving Party agrees that it will use at least that degree of skill and care that it would exercise in similar circumstances in carrying out its own business to prevent the disclosure or accessibility to others of the disclosing Party's Confidential Information and will use such Confidential Information only for the purpose of this Services Agreement. No Party shall disclose, publish, release or otherwise make available the Confidential Information of the other Party. The receiving Party shall limit dissemination of and access to the other's Confidential Information to only such of the receiving Party's employees who have a need to know.

         7.2 Exclusions. Specifically excluded from the foregoing obligation is any and all information that:

                (a) is already known to the receiving Party at the time of disclosure or thereafter is independently developed by the receiving Party without breach of this Services Agreement;

                (b) is already in the public domain at the time of disclosure, or thereafter becomes publicly known other than as the result of a breach by the receiving Party of its obligations under this Services Agreement or any other confidentiality obligation under another binding agreement between the Parties;

                (c) is rightfully received from a third party without breach of this Services Agreement;

                (d) is furnished by the disclosing Party to a third party without a similar restriction on its rights; or

                (e) upon advice of counsel, must be produced by the receiving Party as a matter of law; provided, however, that in such case the receiving Party shall promptly notify the disclosing Party and, insofar as is permissible and reasonably practicable without placing the receiving Party under penalty of law, give it an opportunity to appear and to object to such production before producing the requested information.

                                    ARTICLE 8

                                  MISCELLANEOUS

         8.1 Arbitration; Continuation of Services Pending Outcome of Dispute. In the event of any dispute, controversy or claim between the Parties or between Providers and Recipients arising out of or relating to this Services Agreement, such disputing Parties shall first attempt to resolve such disputes among themselves within thirty (30) calendar days from the date any disputing Party sends written notice of such dispute to the other disputing Party or Parties. If the disputing Parties fail to resolve such dispute within such period, the Parties shall follow the dispute resolution and arbitration procedures set forth in Section 9.13 of the Asset Purchase Agreement, which Section is incorporated herein by reference as if stated herein in its entirety. No Provider shall discontinue the supply of any Service provided for herein, unless so provided in an arbital determination that the respective Recipient is in default of an obligation under this Services Agreement.

         8.2 Notices. Any notice provided or permitted to be given to a Party under this Services Agreement must be in writing, and may be served by depositing same in the mail, addressed to the Person to be notified, postage prepaid, and registered or certified, with return receipt requested. Notice given by registered or certified mail shall be deemed given and effective on the date of delivery as shown on the return receipt. Notice may be served in any other manner including telex, telecopy or telegram but shall be deemed given and effective as of the time of actual delivery thereof to the addressees. For purposes of the giving of notice, Recipients and Providers shall be notified at the addresses used for billing purposes (which shall be added to Schedule A hereto), real estate occupants shall be notified at the addresses of their respective occupied premises and Seller and Buyer shall be notified at the addresses listed below:

         If to Buyer or any Buyer Entity:

         Honeywell International Inc.
         P.O. Box 2245
         101 Columbia Road
         Morristown, New Jersey 07962-2245
         Attention: Director, Acquisitions and Divestitures



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

         Global Business Services
         Telephone: (973) 455-4522
         Telecopy: (973 455-4902

         With a copy to:
         Honeywell International Inc.
         101 Columbia Road
         Morristown, New Jersey 07962
         Attention: Deputy General Counsel - Corporate Finance
         Telephone: (973) 455-5208
         Telecopy: (973) 455-5350

If to Seller:

         Ultrak, Inc.
         1301 Waters Ridge Drive
         Lewisville, Texas  75057
         Attention: General Counsel
         Facsimile: (972) 353-6654


With a copy to:

         Gardere Wynne Sewell LLP
         601 Elm Street, Suite 3000
         Dallas, Texas 75201-4761
         Attention:  Richard L. Waggoner, Esq.
         Facsimile:  (214) 999-3510

Any Party may change its respective address for notice by the giving of notice of such change in the manner provided above.

         8.3 Entire Agreement. Except for those matters provided for in the Asset Purchase Agreement or the other agreements contemplated therein, this Services Agreement sets forth the entire agreement of the Parties with respect to its subject matter. This Services Agreement shall not be modified or amended except by written instrument executed by each Party provided, however, that a modification or amendment affecting only the relationship between a certain Provider and its Recipient, or between a lessor and its lessee, does not require signature by the other Parties. Schedule A to this Services Agreement shall be deemed incorporated in this Services Agreement and shall form a part of it.

         8.4 Waiver. The failure of a Party to insist upon strict performance of any provision of this Services Agreement shall not constitute a waiver of, or estoppel against, asserting the right to require such performance in the future, nor shall a waiver or estoppel in any one instance constitute a waiver or estoppel with respect to a later breach of a similar nature or otherwise.



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

         8.5 Severability. If any of the terms and conditions of this Services Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter of this Services Agreement, such contravention or invalidity shall not invalidate the entire Services Agreement. Instead, this Services Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provisions added so as to give effect to the intention of the Parties as expressed in this Services Agreement at the time of the execution of this Services Agreement and of any amendments to this Services Agreement.

         8.6 Governing Law; Construction; Jurisdiction. This Services Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without reference to its conflicts of law rules or principles. The headings in this Services Agreement are not to be considered part of this Services Agreement and are inserted for convenience, identification and reference only and are not intended to interpret, define, or limit the scope, extent, or intent of this Services Agreement or any provision of this Services Agreement. Whenever the context requires, the gender of all words used in this Services Agreement shall include the masculine, feminine and neuter, and the number of all words shall include the singular and the plural. The Parties agree that jurisdiction will be governed by Section 9.14 of the Asset Purchase Agreement.

         8.7 Counterpart Execution. This Services Agreement may be executed in counterparts with the same effect as if all of the Parties had signed the same document. Such counterparts shall be construed together and shall constitute one and the same instrument, notwithstanding that all of the Parties are not signatories to the original or the same instrument, or that signature pages from different counterparts are combined. The signature of any Party to one counterpart shall be deemed to be a signature to and may be appended to any other counterpart.

         8.8 Successors and Assigns.

                (a) This Services Agreement shall inure to the benefit of and shall be binding upon the Parties, their respective legal representatives, successors, and permitted assignees, and all Persons claiming by, through, or under right of any of the aforesaid Persons. This Services Agreement may not be assigned by any Party without the prior written consent of the other Parties.

                (b) At the request of any Provider, Recipient, lessor or lessee that is a Party hereto, any other Provider or Recipient that is receiving benefits or has obligations hereunder and is not a signatory hereto, shall execute and deliver to the other Parties a counterpart hereof. The failure of any Person that is receiving benefits or has obligations hereunder to execute a counterpart hereof shall not affect the enforceability of this Services Agreement against such Person or against any other Party hereto.

         8.9 No Third Party Rights. The provisions of this Services Agreement are intended to bind the Parties to each other and are not intended and do not create rights in any other person, including any employee of the Acquired Business or Seller, and no Person is intended to be or is a third party beneficiary of any of the provisions of this Services Agreement.

         8.10 Independence. All employees and representatives of a Party providing Services will be deemed for purposes of all compensation and employee benefits to be employees or representatives of the Party providing such Services (or its subcontractors) and not employees or representatives of the Party receiving such Services. In performing Services, such employees and representatives will be under the direction, control and supervision of the Party providing the Services (or its subcontractors) (and not of the Party receiving such Services) and the Party providing the Services (or its subcontractors) will have the sole right to exercise all authority with respect to the employment (including termination of employment), assignment and compensation of such employees and representatives.

         8.11 Nonexclusivity. Nothing in this Services Agreement shall prevent either Party from providing any Service to any other Person. Nothing in this Services Agreement shall prevent either Party from obtaining all or any part of the Services from its own employees and facilities or from providers other than the other Party, subject to the policies and procedures of the Provider where the Recipient occupies the facilities of the other Party.

         8.12 No Agency or Partner Relationship. Nothing in this Services Agreement shall be deemed to make either Party the agent or partner of the other Party.

         8.13 Survival. The following sections of this Services Agreement and the obligations thereunder shall survive termination hereof: Sections 3.3, 5.5, 5.6, the last sentence of Section 4.1, and Articles 6, 7 and 8.

         8.13 Conflict. This Services Agreement does not supersede the Asset Purchase Agreement, the Sublease, the Trademark License Agreement, the CCTV Products Supply Agreement, the Access Control Supply Agreement or the Trademark and Copyright License Agreement (collectively, the "Superior Documents"). Any conflicts between the terms of this Services Agreement and the Superior Documents shall be resolved in favor of the Superior Documents.

         IN WITNESS WHEREOF, the duly authorized officers or representatives of the Parties hereto have duly executed this Services Agreement as of the date first written above.


ULTRAK, INC.
As Seller

By: /s/ Chris Sharng
   --------------------------------------------
   Name:  Chris Sharng
   Title: Senior Vice President, Chief
          Financial Officer and Secretary

ULTRAK OPERATING, L.P.
As Seller

By: Ultrak GP, Inc., its General Partner


By: /s/ Chris Sharng
   --------------------------------------------
   Name:  Chris Sharng
   Title: Senior Vice President, Chief
          Financial Officer and Secretary

ULTRAK GP, INC.
As Seller

By: /s/ Chris Sharng
   --------------------------------------------
   Name:  Chris Sharng
   Title: Senior Vice President, Chief
          Financial Officer and Secretary

ULTRAK LP, INC.
As Seller

By: /s/ Chris Sharng
   --------------------------------------------
   Name:  Chris Sharng
   Title: Senior Vice President, Chief
          Financial Officer and Secretary

ULTRAK OHIO, INC.
As Seller

By: /s/ Chris Sharng
   --------------------------------------------
   Name:  Chris Sharng
   Title: Senior Vice President, Chief
          Financial Officer and Secretary

PITTWAY CORPORATION
As Purchaser

By: /s/ Thomas F. Larkins
   --------------------------------------------
   Name:  Thomas F. Larkins
   Title: Assistant Secretary

                                                   TRANSITION SERVICES AGREEMENT
                                                                      SCHEDULE A
--------------------------------------------------------------------------------

   SCHEDULE A

                 A. UNITED STATES


                        1. INFORMATION TECHNOLOGY



                 PROVIDER:


                           Contact Person: Don Morgan
                           Telephone: (972) 353-6592

                 RECIPIENT:


                           Contact Person:  Ben Juarez
                           Telephone: (480) 592-7089



                 SERVICES AND CHARGES: See Annex 1


                        TERM: Services will be provided for an Initial Term of 180 days, from 12:01 a.m. Eastern Time on the Closing Date. Recipient may request one extension of the Initial Term for up to an additional 180 days. The grant of any such extension (including its duration and scope) is subject to the mutual agreement of the Seller and the Purchaser. Recipient shall submit such a request by providing written notice to the Provider (with a copy to the Purchaser and the Seller) at least 30 days prior to the end of the Initial Term. Such notice shall indicate Recipient's request to extend the Initial Term and specify the desired number of days of such extension, up to a maximum of 180 days.

                 NOTES:


            1. Telecom, Internet and VPN services will continue to be billed by existing vendors and approved by local site management until transition is completed. Seller will retain license agreements with MCI WorldCom or equivalent vendors and pay all local circuit termination penalties.

            2. Services will be billed on actual usage for Desktop and Copier Leasing via U.S. vendors. Recipient will assume all liability for these services as of the Closing Date.

            3. Software Licenses: licenses, which can be transferred, will be identified and become the property of the recipient. The Recipient will not be entitled to SAP client or server licenses. Demand Solutions forecasting software will be transferred to Recipient with vendor approval.

            4. Software Consent Fees: during transition period, Seller will be responsible for paying all vendors consent and maintenance fees during the transition period.

            5. Within 90 days following the Closing Date, Recipient shall have the option, with respect to the leased Computer Equipment and Copier Machines used by the Affected Business, to (a) enter into an assignment of the leased Equipment to Recipient to be effected such that

                                                   TRANSITION SERVICES AGREEMENT
                                                                      SCHEDULE A
--------------------------------------------------------------------------------

                        the Recipient shall have use of the Equipment on the same terms following the Equipment Lease assignment as the Affected Business did prior to such assignment, (b) negotiate and exercise a buy-out of the Equipment Lease and the purchase of the Equipment on terms agreed to by the Recipient and the equipment lessor or (c) exercise an early lease termination and return leased Equipment to the equipment lessor(s). Provider agrees to assist the Recipient in exercising any of the options in the preceding sentence by facilitating discussions between the equipment lessor and the Recipient.)

            6. Within 90 days following the Closing Date, Provider will assign ownership of Toll Free and Local Exchange Carrier
                        (LEC) telephone numbers and Internet Domain Names to Recipient.

            7. Cell phones, pagers and calling cards will be provided for 30 days.

            8. Within 30 days following the Closing Date, Provider will physically secure Recipient owned and managed equipment. Provider will be responsible for all building structural modifications and utility alterations required. Recipient will be responsible for moving owned and managed equipment.

            9. Videoconferencing: Provider will provide Recipient with access to Videoconferencing facility owned and managed by Provider on a requested basis subject to availability. Services will be billed on Recipient usage of the facility and actual cost.

            10. Provider is responsible for all SAP hardware/software Break-Fix, network connectivity to Plaut and Database Break-Fix. To the extent Recipient is responsible for a problem, Recipient will reimburse Provider for the direct costs to resolve the problem and be provided with supporting documentation. All system outages and performance issues will be resolved by Provider in accordance with business practices typical in the industry. Recipient will neither change the SAP configuration nor contact vendors directly without prior written approval of the Provider, except as it relates to SAP migration, in which case, Provider agrees to provide UNIX and SAP administrative permission as required and, if required, a temporary VPN connection. Recipient agrees to provide administrative read permission to Vendor communications.


       B. CONSULTING SERVICES OF CHRIS SHARNG, WENDY DIDDELL, JOHN CANNON AND OTHERS

For a period of 180 days (subject to extension from time to time pursuant to Section 5.1), Sellers and their Affiliates shall cause Chris Sharng, Wendy Diddell, John Cannon and such other employees of Sellers and their Affiliates as Buyer Entities may identify from time to time ("Consultants") to provide consulting services to the Buyer Entities on subjects and in areas within such Persons' expertise.

Compensation for such services shall be charged at an hourly rate of US$100.00 plus the out-of-pocket expenses of the Consultants incurred in connection with such services and pre-approved by the Buyer Entities in writing, including travel expenses incurred at the request of Buyer.

Sellers and their Affiliates shall only be obligated to make Consultants available pursuant to the terms of this

                                                   TRANSITION SERVICES AGREEMENT
                                                                      SCHEDULE A
--------------------------------------------------------------------------------

Services Agreement for so long as such Persons are employed by Sellers and their Affiliates and for no more than fifty-percent of such employee's professional service time.

                 C. UNITED KINGDOM


                           1.  USE OF WARRINGTON FACILITY
                               Ultrak (UK) Limited

                    PROVIDER:

                               Contact Person: Mr. Terry Lipscombe, Partner
                                               Putsman.wlc Solicitors
                                               Birmingham England
                                Telephone:

                    RECIPIENT:


                                Video Controls Limited

                                Contact Person:  Mike Brook
                                Telephone: +44 (0)1928 754000



                 SERVICES AND CHARGES: See Annex 2

                        TERM: Services will be provided for an Initial Term of 60 days, from 12:01 a.m. Eastern Time on the Closing Date. Recipient may request an extension of the Initial Term by providing written notice to the Provider (with a copy to the Purchaser and the Seller) at least 7 days prior to the end of the Initial Term. The grant of any such extension (including its duration and scope) is subject to the mutual agreement of the Provider and the Recipient. If Recipient's request to extend the Initial Term is granted by Provider, such extension shall be for the number of days agreed upon by the parties, up to a maximum of 90 days. Such extension may be terminated by either party upon 7 days written notice of such party's intention to terminate Recipient's occupancy of the premises located at Carnoustie House, The Links, Kelvin Close, Birchwood, Warrington WA3 7PB (the "Warrington Facility").

                 NOTES:

            1. Recipient will pay to Provider a monthly fee, as set forth on Annex 2, to reimburse Provider for the following fixed costs attributable to Recipient's use of the Warrington Facility including: (a) monthly rental payments under the existing lease (including any monthly insurance premiums payable under the lease) (b) telephone rental and charges expenses (including any associated with data transmission), (c) building and associated equipment maintenance costs (including service charges associated with the lease under which Provider holds the Warrington Facility) and (d) rates, including any water rates.

            2. Recipient will reimburse Provider, on a monthly basis, for the following variable costs attributable to Recipient's use of the Warrington Facility: (a) gas and electrical service, and (b) telephone and data transmission services. Provider will be reimbursed for these services based on the actual usage at the Warrington Facility as billed by the appropriate service provider.

                                                   TRANSITION SERVICES AGREEMENT
                                                                      SCHEDULE A
--------------------------------------------------------------------------------

            3. Provider and its representatives shall have a right of access to the Warrington Facility, during office hours and upon prior appointment, save in the case of emergency. A key shall be maintained by a nominated Seller representative in the United Kingdom.

            4. Provider will be responsible for all damage or loss to the Warrington Facility caused by the Recipient, its employees, agents or visitors. Provider is responsible for all dilapidations in the nature of normal fair wear and tear.

            5. During the course of Recipient's occupancy of the Warrington Facility, Provider may continue to exclusively occupy a secure area of the Warrington Facility, equivalent to the office used by Jan Beetson, for storage and accounting purposes. In addition, Provider and Recipient shall have joint access to common areas at the Warrington Facility.

            6. Provider may set up and maintain a sale board at the Warrington Facility to assist Provider in its efforts to sublet the Warrington Facility following Recipient's vacancy.

            7. Recipient shall permit access to that part of the Warrington Facility that it occupies and provide reasonable viewing facilities to persons interested in acquiring the Warrington Facility.

            8. Recipient shall occupy the Warrington Facility as an office and industrial premises in the same manner as used by the Provider in connection with the CCTV Business and shall keep and surrender them in a clean and tidy state and shall occupy and use them in a good and tenantlike manner. In particular, the Recipient shall not do or permit anything to be done at or brought onto the Warrington Facility which may either (a) change the insurance risk/invalidate the insurance(s) of the Provider and/or that of any superior landlord of the Provider or (b) knowingly breach the existing planning, environmental or safety permits relating to the Warrington Facility.


                 D. PAYROLL AND BENEFITS SERVICES

                     1. Payroll Services:

Seller shall provide Buyer with continued access to Seller's payroll processing application for payrolls that are processed subsequent to the Closing Date, and prior to the end of calendar year 2002, for payments that are considered Seller wages and Seller W-2 applicable. Seller further agrees that Seller shall be responsible for the issuance to employees of forms W-2 for calendar year 2002.

To the extent that the closing is consummated in the middle of a payroll cycle, Buyer will reimburse Seller for the prorated gross payroll associated with post closing wages for that cycle. This reimbursement will be calculated by multiplying total gross wages for the final pay cycle by a fraction, with such fraction being the number of post closing days in the final pay cycle divided by the total number of days in the final pay cycle.

                     2. Benefits Services:

                                                   TRANSITION SERVICES AGREEMENT
                                                                      SCHEDULE A
--------------------------------------------------------------------------------

Seller agrees to continue all benefits coverage for Transferred Employees through December 31, 2002, to the extent that such coverage would not normally be continued through the end of the month.

                                                   TRANSITION SERVICES AGREEMENT
                                                                      SCHEDULE A
--------------------------------------------------------------------------------

1. ANNEXES

                              ANNEX 1 TO SCHEDULE A

                           USA - SERVICES AND CHARGES



                                                              MONTHLY BILLING
                                                                  AMOUNT
                                SERVICE                       (IN US DOLLARS)     APPLICABLE NOTES
----------------------------------------------------------   ----------------   ---------------------
SAP (Plaut Outsourcing)                                      $         18,375                 (1)
SAP Software Maintenance                                     $         12,455                 (2)
Other Software Maintenance Licenses                          $          3,172                 (3)
SAP Maintenance Services (personnel)                         $          3,958                 (4)
SAP, ACD and SalesForce Application Support Support          $          5,000                 (5)(11)
SalesForce.com                                               $          4,844                 (6)
Local Area Network                                           $          3,000                 (7)(13)
Local Phone Service (PBX, ACD, Depreciation)                 $          7,000                 (7)(13)
Long Distance Services                                       $          5,000                (11)(13)
Local Exchange Carrier (LEC)                                 $          2,000                (11)(13)
Enterprise-Wide Network (EWN)                                $          1,041                 (8)
Help Desk Support and E-Mail                                 $              0                 (9)
Intel and Unix Servers                                       $              0                (10)
Desktop Leasing                                              $          1,000                (11)
Cell Phones and Pagers                                       $            500                (11)
Remote Access                                                $            500                (11)
Videoconferencing                                            $            400                (11)
Copier Leasing                                               $            500                (11)
SAP Consultant                                                            TBD                (12)
                                                             ----------------
INFORMATION TECHNOLOGY GROUP                                 $         68,745



(1) Cost shown for SAP (Plaut Outsourcing) will be billed monthly at 75% of actual vendor invoice cost. Recipient has the option to terminate with a 30 day written notice. Provider agrees to terminate Recipient billing 30 days after receipt of Recipient's written notice.

(2) Recipient shall reimburse Provider for the actual cost of 100 SAP Licenses which can be terminated with a 90 day written notice. Provider agrees to terminate Recipient billing 90 days after receipt of Recipient's written notice.

(3) Software maintenance licensing includes the use of Oracle, UNIX, Vertex, Jbase, and Topcall, (collectively, the "SAP Maintenance Licenses") in direct support of the SAP system. Costs shown for SAP Maintenance Licenses will be billed monthly at 75% of actual vendor invoice cost. Recipient has the option to terminate the SAP Maintenance Licenses with a 90 day written notice. Provider agrees to terminate Recipient billing 90 days after receipt of Recipient's written notice.

(4) Recipient shall pay Provider a fixed fee to reimburse Provider for SAP maintenance personnel services ("SAP Maintenance Services"). Services and billing will terminate in conjunction with SAP Software Maintenance.

(5) Any services required by Recipient (such as re-configuration of the Advanced Call Dist, or assistance with SAP conversion), will be billed at the rate of $55/Hr and will require written financial pre-approval from Recipient before work is initiated.

(6) SalesForce.com will be billed at $4,844 for the month of January only. The Salesforce.com contract expires January 31, 2003, and Provider does not intend to renew the contract.

(7) Monthly amount includes hardware/software leases, depreciation of local area wiring, hubs, switches, and phone system that will remain the property of Provider.

                                                   TRANSITION SERVICES AGREEMENT
                                                                      SCHEDULE A
--------------------------------------------------------------------------------

(8)      Includes access charges to Maryland ($382) and Las Vegas ($659).

(9) No charges will be incurred since Recipient will provide helpdesk and Email support.

(10) Server assets will be divided between Recipient and Provider to adequately support the Recipient and Provider businesses.

(11) Costs shown for these services will be billed at actual monthly cost; figures given above are estimates. Long Distance and Local Exchange Carrier (LEC) charges will be based on actual usage reporting and extensions assigned to Recipient.

(12) Provider to allow Recipient access to SAP Consultant for special projects at Recipient's expense.

(13) Provider will extend services beyond 180 days. Services to be provided for the duration of Recipient's occupancy of the Lewisville, Texas facility.

                                                                      SCHEDULE A
--------------------------------------------------------------------------------


                              ANNEX 2 TO SCHEDULE A

                            UK - SERVICES AND CHARGES



                                                                       MONTHLY
                                                                       BILLING
                                                                       AMOUNT
                   SERVICE                                             (IN GBP)                APPLICABLE NOTES
------------------------------------------------------------         --------------            ----------------
FIXED COSTS:                                                                                      (2)(3)(4)
Rental expense                                                          9,288.50
Rates                                                                   3,361.00
Building and associated equipment maintenance service and
service charges associated with the Provider's lease

Namely:
Service Charge including service charge                                   266.67
Telephone system maintenance                                               67.92
Heating and boiler maintenance                                             56.08
Lift (elevator) maintenance                                                20.00
Fire defense maintenance                                                   20.00

Total Fixed Costs                                                      13,080.17

VARIABLE COSTS:                                                                                     (2)(3)(4)
Gas service                                                                  TBD                          (1)
Electrical service                                                           TBD                          (1)
Telephone service rentals and charges including data                         TBD                          (1)
transmission services



(1) Provider will be reimbursed for costs associated with these services based upon actual usage at the Warrington Facility.

(2) All monthly charges shall be prorated for any part month of usage by the Recipient.

(3) Where applicable all charges or payments shall be subject to the Provider charging sales tax or other applicable value added taxes on the sums charged.

(4) Provider shall invoice the Fixed and Variable Costs monthly in arrears and the Recipient shall pay the same within 14 days of receipt of invoice.